                                                                      EXHIBIT 11
                                                                      ----------


                                  WYLE ELECTRONICS
                     CALCULATION OF INCOME (LOSS) PER SHARE
                                  (Unaudited)

                    (In thousands, except per share amounts)


                                                        Three Months           Nine Months
                                                    Ended September 30,    Ended September 30,
                                                    --------------------   --------------------
                                                      1995       1994       1995        1994
                                                    --------   ---------   -------   ----------
Income (loss) applicable to common shares
 Income from continuing operations...............    $10,139   $  3,125    $25,643    $  8,560
 Discontinued operations
  Income (loss) from operations, net of taxes....          -       (250)         -       1,418
  Loss on sale, net of taxes.....................          -    (13,442)         -     (13,442)
                                                     -------   --------    -------    --------
    Net income (loss)............................    $10,139   $(10,567)   $25,643    $ (3,464)
                                                     =======   ========    =======    ========

PRIMARY
 Common and common equivalent shares
  Weighted average number of common
    shares outstanding...........................     12,347     12,259     12,296      12,253
  Stock options included under the
    treasury stock method........................        379        168        317         179
                                                     -------   --------    -------    --------
                                                      12,726     12,427     12,613      12,432
                                                     =======   ========    =======    ========

 Income (loss) per share
  Income from continuing operations..............    $   .80   $    .25    $  2.03    $    .69
                                                     =======   ========    =======    ========
  Discontinued operations
   Income (loss) from operations, net of taxes...    $     -   $   (.02)   $     -    $    .11
                                                     =======   ========    =======    ========
   Loss on sale, net of taxes....................    $     -   $  (1.08)   $     -    $  (1.08)
                                                     =======   ========    =======    ========
     Net income (loss)...........................    $   .80   $   (.85)   $  2.03    $   (.28)
                                                     =======   ========    =======    ========

FULLY DILUTED (1)
 Common and common equivalent shares
  Weighted average number of common
    shares outstanding...........................     12,347     12,259     12,296      12,253
  Stock options included under the
    treasury stock method........................        414        168        438         179
                                                     -------   --------    -------    --------
                                                      12,761     12,427     12,734      12,432
                                                     =======   ========    =======    ========

 Income (loss) per share
  Income from continuing operations..............    $   .79   $    .25    $  2.01    $    .69
                                                     =======   ========    =======    ========
  Discontinued operations
   Income (loss) from operations, net of taxes...    $     -   $   (.02)   $     -    $    .11
                                                     =======   ========    =======    ========
   Loss on sale, net of taxes....................    $     -   $  (1.08)   $     -    $  (1.08)
                                                     =======   ========    =======    ========
     Net income (loss)...........................    $   .79   $   (.85)   $  2.01    $   (.28)
                                                     =======   ========    =======    ========

(1) Income (loss) per average common and common equivalent share presented on the face of the consolidated statements of income represents primary earnings per share. Dual presentation of primary and fully diluted earnings per share has not been made on the consolidated statements of income because the differences are insignificant.